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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-59277 of Heritage Commerce Corp on Form S-8 of our report dated January 21, 2000, appearing in this Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

San Jose, California
March 28, 2000